Nature's Sunshine Reports First Quarter 2022 Results

– Net Sales Increase 8% to $110.5 Million –

LEHI, Utah – May 5, 2022 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Summary vs. Same Year-Ago Quarter

•Net sales increased 8% to a quarter record $110.5 million compared to $102.4 million.
•GAAP net income (loss) was $(2.7) million, or $(0.15) per diluted share, compared to $4.2 million, or $0.20 per diluted share.
•Adjusted EBITDA decreased to $8.2 million compared to $11.6 million.

Management Commentary

“In the first quarter we delivered strong top-line growth despite headwinds from COVID-19, intensifying global supply chain issues, rampant inflation and the devastating war in Ukraine” said Terrence Moorehead, CEO of Nature’s Sunshine. “The business displayed incredible resilience, with new customer growth and positive order increases in several strategic markets of the business.

“As expected, productivity was negatively impacted in the quarter by the confluence of externally-driven headwinds, resulting in $4.2 million of inventory-
related impairment charges. Sourcing challenges also inhibited our ability to meet product demand and drive growth in our North American segment. Despite these headwinds, we look forward to overcoming these near-term challenges and continue to invest ahead of growth, bolstered by a healthy balance sheet, strong global growth strategies and our firm belief in the long-term potential of our business.

First Quarter 2022 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$46,110	$35,755	29.0%	$(1,850)	34.1%
Europe	21,777	22,200	(1.9)	(554)	0.6
North America	35,981	37,762	(4.7)	(1)	(4.7)
Latin America and Other	6,626	6,704	(1.2)	(62)	(0.2)
	$110,494	$102,421	7.9%	$(2,467)	10.3%

Net sales in the first quarter increased 7.9% to a company record of $110.5 million compared to $102.4 million in the year-ago quarter. The increase was due to the continued execution of business transformation initiatives, launch of new products, and the easing of COVID-19-related restrictions in our Asian markets, offset by declines in North America due to stock outs of certain products as result of supply chain challenges, and a reduction in the average order size attributed to customer sensitivity due to inflationary pressures, among other factors. Excluding foreign exchange rates, net sales in the first quarter of 2022 increased 10.3% compared to the year-ago quarter.

Gross margin in the first quarter was 68.8% compared to 73.7% in the year-ago quarter. The increase in cost of sales percentage is primarily due to changes in valuation reserves as a result of the conflict between Russia and Ukraine, as well as reserves for other markets, changes in market mix, and increases in both production and transportation costs. For the three months ended March 31, 2022, we had incremental valuation charges of $4.2 million related to inventory. Of that amount, $3.1 million related to the conflict between Russia and Ukraine, and $1.1 million related to changes in forecast demand and production issues, among other factors.

Volume incentives as a percentage of net sales were 30.9% compared to 33.4% in the year-ago quarter. The decrease in volume incentives is partially due to changes in market mix and growth in NSP China. The decrease also reflects costs savings from the September 2020 launch of our new consultant sales and compensation plan in North American and LATAM.

Selling, general and administrative expenses in the first quarter were $40.6 million compared to $33.6 million in the year‐ago quarter. The increase was primarily attributable to higher costs associated with incremental variable service fees in China from net sales growth, the implementation of business transformation and sales growth initiatives in other markets and an increase in planned events and travel-related costs. As a percentage of net sales, SG&A expenses were 36.8% for the first quarter of 2022 compared to 32.8% in the year-ago quarter.

Operating income in the first quarter of 2022 was $1.3 million, or 1.2% of net sales, compared to $7.6 million, or 7.5% of net sales, in the year-ago quarter.

Other loss, net, in the first quarter of 2022 was a loss of $(0.3) million compared to a loss of $(1.9) million inthe year-ago quarter. Other loss, net, primarily consists of foreign exchange gains (losses) as a result of net changes in foreign currencies primarily in Asia, Europe and Latin America. The provision for income taxes was $3.7 million in the first quarter of 2022 compared to $1.6 million for the year-ago quarter.

GAAP net income (loss) attributable to common shareholders was a loss of $(3.0) million, or a loss of $(0.15) per diluted common share, compared to income of $4.0 million, or $0.20 per diluted common share, in the year-ago quarter. Net income attributable to NSP China increased to $1.3 million, or $0.07 per diluted common share, for the first quarter of 2022, compared to $0.7 million, or $0.03 per diluted common share, for the year-ago quarter.

Non-GAAP net income (loss) attributable to common shareholders was a loss of $(0.6) million, or a loss of $(0.03) per diluted common share, compared to income of $4.1 million, or $0.21 per diluted common share in the year-ago quarter. Non-GAAP net income (loss), which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income (loss) to GAAP net income (loss) is provided in the attached financial tables.

Adjusted EBITDA decreased to $8.2 million compared to $11.6 million in the year-ago quarter. This decrease was driven primarily by the aforementioned decrease in gross margins and increase in selling, general and administrative expenses. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization, and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income (loss) to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash used in operating activities was $7.9 million for the three months ended March 31, 2022, compared to $2.7 million provided in the year-ago quarter. Capital expenditures during the three months ended March 31, 2022 totaled $1.5 million compared to $1.0 million in the year-ago quarter. During the three months ended

March 31, 2022, the Company repurchased 451,000 shares at a total cost of $8.0 million. As of March 31, 2022, the Company had cash and cash equivalents of $66.5 million and $2.1 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2022 results.

Date: Thursday March 5, 2022
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-768-5121
International dial-in number: 1-312-429-0440
Conference ID: 22017486

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at https://www.globenewswire.com/news-release/2022/04/21/2426930/0/en/Nature-s-Sunshine-Sets-First-Quarter-2022-Conference-Call-for-Thursday-May-5-2022-at-5-00-p-m-ET.html.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 19, 2022.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 22017486

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company’s products, business practices and manufacturing activities are subject;

•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company’s direct selling program or to the classification of its independent consultants;
•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•adverse effects caused by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company’s products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income (loss), Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income (loss) and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income (loss) to Non-GAAP net income (loss) and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Investor Relations
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net sales	$110,494	$102,421
Cost of sales	34,460	26,979
Gross profit	76,034	75,442

Operating expenses:
Volume incentives	34,102	34,255
Selling, general and administrative	40,623	33,552
Operating income	1,309	7,635
Other loss, net	(314)	(1,933)
Income before provision for income taxes	995	5,702
Provision for income taxes	3,681	1,550
Net income (loss)	(2,686)	4,152
Net income attributable to noncontrolling interests	264	136
Net income (loss) attributable to common shareholders	$(2,950)	$4,016

Basic and diluted net income per common share:

Basic earnings (loss) per share attributable to common shareholders	$(0.15)	$0.20

Diluted earnings (loss) per share attributable to common shareholders	$(0.15)	$0.20

Weighted average basic common shares outstanding	19,573	19,794
Weighted average diluted common shares outstanding	19,573	20,236

Dividends declared per common share	$—	$1.00

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$66,541	$86,184
Accounts receivable, net of allowance for doubtful accounts of $148 and $143, respectively	7,272	8,871
Inventories	63,928	60,852
Prepaid expenses and other	10,896	8,760
Total current assets	148,637	164,667

Property, plant and equipment, net	49,587	50,857
Operating lease right-of-use assets	18,960	18,349
Restricted investment securities - trading	888	964
Deferred income tax assets	9,836	13,590
Other assets	10,754	10,447
Total assets	$238,662	$258,874

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$8,434	$9,702
Accrued volume incentives and service fees	22,513	23,131
Accrued liabilities	26,621	31,600
Deferred revenue	2,036	3,694
Related party note	—	302
Income taxes payable	2,976	2,647
Current portion of operating lease liabilities	4,537	4,350
Current installments of long-term debt and revolving credit facility	1,253	1,244
Total current liabilities	68,370	76,670

Long-term portion of operating lease liabilities	16,475	15,919
Long-term debt and revolving credit facility	857	1,174
Deferred compensation payable	888	964
Long-term deferred income tax liabilities	1,131	1,566
Other liabilities	1,163	1,177
Total liabilities	88,884	97,470

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,461 and 19,724 shares issued and outstanding, respectively	125,417	133,382
Retained earnings	32,075	35,025
Noncontrolling interest	3,466	3,202
Accumulated other comprehensive loss	(11,180)	(10,205)
Total shareholders’ equity	149,778	161,404
Total liabilities and shareholders’ equity	$238,662	$258,874

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(2,686)	$4,152
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for doubtful accounts	6	—
Depreciation and amortization	2,766	2,736
Non-cash lease expense	1,173	1,311
Share-based compensation expense	801	1,005
Deferred income taxes	3,844	561
Purchase of trading investment securities	(12)	(16)
Proceeds from sale of trading investment securities	35	175
Realized and unrealized losses (gains) on investments	58	(16)
Foreign exchange losses	402	1,529
Changes in assets and liabilities:
Accounts receivable	1,447	(2,689)
Inventories	(3,489)	536
Prepaid expenses and other current assets	(2,518)	(272)
Other assets	(20)	24
Accounts payable	(946)	598
Accrued volume incentives and service fees	(464)	1,644
Accrued liabilities	(5,386)	(6,248)
Deferred revenue	(1,632)	(394)
Lease liabilities	(1,031)	(1,170)
Income taxes payable	(191)	(699)
Liability related to unrecognized tax benefits	—	(10)
Deferred compensation payable	(81)	(22)
Net cash provided by (used in) operating activities	(7,924)	2,735
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(1,518)	(983)
Net cash used in investing activities	(1,518)	(983)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of long-term debt	(308)	(397)
Principal payments of related party borrowing	(300)	—
Proceeds from the exercise of stock awards	(795)	(914)
Repurchase of common stock	(7,971)	—
Net cash used in financing activities	(9,374)	(1,311)
Effect of exchange rates on cash and cash equivalents	(827)	(1,257)
Net decrease in cash and cash equivalents	(19,643)	(816)
Cash and cash equivalents at the beginning of the period	86,184	92,069
Cash and cash equivalents at the end of the period	$66,541	$91,253
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$1,809	$2,026
Cash paid for interest	45	50

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$(2,686)	$4,152
Adjustments:
Depreciation and amortization	2,766	2,736
Share-based compensation expense	801	1,005
Other loss, net*	314	1,933
Provision for income taxes	3,681	1,550
Other adjustments (1)	3,307	175
Adjusted EBITDA	$8,183	$11,551

(1) Other adjustments
Inventory reserve related to Russia/Ukraine war**	$3,050	$—
Capital allocation and other expenses	—	175
Restructuring and other related expenses	257	—
Total adjustments	$3,307	$175

* Other loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.
** As a result of the conflict between Russia and Ukraine, the Company has recorded a non-cash reserve above and beyond usual operating levels based on its estimates of actual future inventory consumption and operating results.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO
NON-GAAP NET INCOME (LOSS) and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$(2,686)	$4,152
Adjustments:
Inventory reserve related to Russia/Ukraine war	3,050	—
Capital allocation and other expenses	—	175
Restructuring and other related expenses	257	—
Tax impact of adjustments	(959)	(52)
Total adjustments	2,348	123
Non-GAAP net income (loss)	$(338)	$4,275

Reported income (loss) attributable to common shareholders	$(2,950)	$4,016
Total adjustments	2,348	123
Non-GAAP net income (loss) attributable to common shareholders	$(602)	$4,139

Basic income (loss) per share, as reported	$(0.15)	$0.20
Total adjustments, net of tax	0.12	0.01
Basic income (loss) per share, as adjusted	$(0.03)	$0.21

Diluted income (loss) per share, as reported	$(0.15)	$0.20
Total adjustments, net of tax	0.12	0.01
Diluted income (loss) per share, as adjusted	$(0.03)	$0.21